SunCoke Energy, Inc. Q4 & FY 2017 Earnings and 2018 Guidance Conference Call January 31, 2018 Exhibit 99.2

Forward-Looking Statements This slide presentation should be reviewed in conjunction with the Fourth Quarter and Full-Year 2017 earnings and 2018 guidance release of SunCoke Energy, Inc. (SXC) and conference call held on January 31, 2018 at 11:00 a.m. ET. Except for statements of historical fact, information contained in this presentation constitutes “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based upon information currently available, and express management’s opinions, expectations, beliefs, plans, objectives, assumptions or projections with respect to anticipated future performance of SXC or SunCoke Energy Partners, L.P. (SXCP). These statements are not guarantees of future performance and undue reliance should not be placed on them. Although management believes that its plans, intentions and expectations reflected in, or suggested by, the forward-looking statements made in this presentation are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved when anticipated or at all. Forward-looking statements often may be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “contemplate,” “estimate,” “predict,” “guidance,” “forecast,” “potential,” “continue,” “may,” “will,” “could,” “should,” or the negative of these terms or similar expressions. Such statements are subject to a number of known and unknown risks, and uncertainties, many of which are beyond the control of SXC and SXCP, or are difficult to predict, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Each of SXC and SXCP has included in its filings with the Securities and Exchange Commission (SEC) cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. Such factors include, but are not limited to: changes in industry conditions; the ability to renew current customer, supplier and other material agreements; future liquidity, working capital and capital requirements; the ability to successfully implement business strategies and potential growth opportunities; the impact of indebtedness and financing plans, including sources and availability of third-party financing; possible or assumed future results of operations; the outcome of pending and future litigation; potential operating performance improvements and the ability to achieve anticipated cost savings from strategic revenue and efficiency initiatives. For more information concerning these factors, see the SEC filings of SXC and SXCP. All forward-looking statements included in this presentation are expressly qualified in their entirety by the cautionary statements contained in such SEC filings. The forward-looking statements in this presentation speak only as of the date hereof. Except as required by applicable law, SXC and SXCP do not have any intention or obligation to revise or update publicly any forward-looking statement (or associated cautionary language) made herein, whether as a result of new information, future events, or otherwise after the date of this presentation. This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Furthermore, the non-GAAP financial measures presented herein may not be consistent with similar measures provided by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the Appendix at the end of the presentation. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided in the Appendix. These data should be read in conjunction with the periodic reports of SXC and SXCP previously filed with the SEC. Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals indicated and percentages may not precisely reflect the absolute figures for the same reason. Industry and market data used in this presentation have been obtained from industry publications and sources as well as from research reports prepared for other purposes. SXC and SXCP have not independently verified the data obtained from these sources and cannot assure investors of either the accuracy or completeness of such data. SXC Q4 & FY 2017 Earnings and 2018 Guidance Call

2017 Year In Review

SunCoke Energy®

Achieved top end of FY 2017 Consolidated Adj. EBITDA guidance and successfully delivered against majority of key 2017 objectives

FY 2017 Objective		2017 Achievements	Commentary
Deliver FY 2017 Consolidated Adj. EBITDA of $220M – $235M	✓	Achieved **strong** FY 2017 Consolidated **Adjusted EBITDA of $234.7M**	• Delivered results at top end of FY 2017 guidance range and ~$18M, or 8%, higher vs. 2016
Generate $128M – $143M Operating Cash Flow[(1)]	✓	Generated **$148.5M** of **FY 2017 OCF**, **above post-refinancing guidance** and **in line** with **original guidance**	• Deploying cash towards attractive investment opportunities • Purchased ~2.9M SXCP units in 2017
Optimize Existing Assets, including CMT New Business	✓	Successfully **expanded customer** and **product mix** and further **enhanced** CMT's **service offerings**	• Diversified CMT products and customers, which contributed $1.5M to 2017 results • Secured and utilized barge unloading capabilities
Optimize SunCoke Capital Structure	✓	**Refinanced** both **SXC and SXCP senior notes** and **extended** both **revolving credit facilities**	• Extended avg. debt maturities to ~7 yrs. • Significant flexibility to execute growth and capital allocation priorities
Stabilize Indiana Harbor Cokemaking Operations	✗	**Completed 58 oven rebuilds** *(up from original 53 planned)*; however, **Adjusted EBITDA miss** vs. guidance	• Results include impact of higher than anticipated degradation of non-rebuilt ovens
Complete proposed Simplification Transaction	▬ (yellow)	**Terminated negotiations** with SXCP Conflicts Committee in late-April 2017	• Continue to believe in strategic rationale of simplified structure

(1) Original OCF range of $140M to $155M revised with Q2 2017 earnings to reflect impacts from May 2017 SXCP debt refinancing.

SXC Q4 & FY 2017 Earnings and 2018 Guidance Call 3

Q4 & FY 2017 Financial Performance

SunCoke Energy®

Q4 and FY 2017 Earnings Overview



($/share)
Earnings per Share (diluted)
$0.26
$2.05
$0.22
$1.88
Q4 '16
Q4 '17
FY '16
FY '17
($ in millions)
Consolidated Adj. EBITDA(1)
$77.3
$69.5
$217.0
$234.7
Q4 '16
Q4 '17
FY '16
FY '17

($ in millions, except volumes)	Q4 '17	Q4 '16	FY 2017	FY 2016
Domestic Coke Sales Volumes	977	964	3,851	3,956
Logistics Volumes[2]	5,590	5,712	21,616	18,569
Coke Adj. EBITDA[3]	$44.3	$44.8	$207.1	$210.1
Logistics Adj. EBITDA (incl. CMT)	$35.1	$45.3	$70.8	$63.9
Corporate and Other Adj EBITDA	($9.9)	($12.8)	($43.2)	($57.0)
Adjusted EBITDA (Consolidated)	$69.5	$77.3	$234.7	$217.0
Operating Cash Flow	$20.2	$53.0	$148.5	$219.1

(1) For a definition and reconciliation of Adjusted EBITDA, please see appendix.
(2) Reflects inbound tons handled during the period.
(3) Coke Adjusted EBITDA includes Domestic Coke and Brazil Coke.

Q4 '17 EPS of $2.05 and FY '17 EPS of $1.88

- Revaluation of deferred tax items resulted in income tax benefit attrib. to SXC of ~$125M
- Partial offset from net impact of losses on debt extinguishment in 2017 and absence of 2016 gains on debt extinguishment

Q4 '17 Consol. Adj. EBITDA of $69.5M

- Achieved record CMT volumes, resulting in higher revenues & EBITDA throughout 2017 and lower deferred revenue recognized in Q4 2017 on ToP shortfalls vs. Q4 2016

FY '17 Consolidated Adj. EBITDA of $234.7M up $17.7M, or 8.2% vs. FY '16 and at top end of 2017 guidance range

SXC Q4 & FY 2017 Earnings and 2018 Guidance Call 4

Tax Reform Overview

SunCoke Energy®

Anticipate significant medium to long-term benefit from recent tax reform, driven primarily by corporate rate cut to 21%

Tax Reform Key Items

Corp. rate cut from 35% to 21%

- Signing of law in 2017 requires revaluation of deferred tax items, resulting in Q4 '17 income tax benefit attributable to SXC of ~$125M

100% expensing of capital investments

- Available for purchase of new and used short-lived capital investments in 2018 – 2022
- Anticipate majority of ongoing CapEx qualifies

Elimination of Corporate AMT

- Expected to slow utilization of tax credits

Limit deductibility of interest expense

- Limited to 30% of taxable EBITDA 2018 – 2021
- Limited to 30% of taxable EBIT after 2021, which may impact a minor amount of interest

Illustrative Value to SunCoke



($ in millions)
Average Annual Cash Tax Benefit(1)
(Pre-Tax Reform vs. Post-Tax Reform)
Benefit of rate cut plus tax credits being used in later years
~$15/year
No material difference from tax reform as benefit of rate cut offset by utilization of tax credits in later years
~$0/year
2018E - 2019E
2020E - 2027E

(1) Based on currently available information and management assumptions for future years.

SXC Q4 & FY 2017 Earnings and 2018 Guidance Call 5

Earnings Per Share – 2016 to 2017 SXC Q4 & FY 2017 Earnings and 2018 Guidance Call Quarterly EPS Full-year EPS

Adjusted EBITDA – Q4 ‘16 to Q4 ‘17 For a definition and reconciliation of Adjusted EBITDA, please see appendix. Corporate and Other includes the activity from our legacy coal mining business, which incurred expenses of $2.3 million and $3.2 million during the three months ended December 31, 2017 and December 31, 2016, respectively (1) (1) SXC Q4 & FY 2017 Earnings and 2018 Guidance Call ($1.6M) – Higher O&M costs $1.0M – Higher coke production from rebuilt ovens $6.4M – Increased CMT base volumes and rate ($2.4M) – Lower volumes at KRT ($ in millions) (2) Significantly higher operating performance in Q4 2017 offset by timing differences in logistics revenue recognition vs. Q4 2016 $15.1M – Timing of revenue recognition related to base ToP volumes Q4 2017 results +$7.3M vs. Q4 2016 Deferred Revenue Recognition

Adjusted EBITDA – FY ‘16 to FY ‘17 For a definition and reconciliation of Adjusted EBITDA, please see appendix. Corporate and Other includes the activity from our legacy coal mining business, which incurred expenses of $10.5 million and $15.0 million during the years ended December 31, 2017 and December 31, 2016, respectively. (1) (1) $11.6M – Reduced legacy coal mining impacts and overall lower corporate costs $2.2M – Favorable mark-to-market adjustments for BoD deferred comp. SXC Q4 & FY 2017 Earnings and 2018 Guidance Call ($7.8M) – Higher O&M costs related to rebuilds ($6.7M) – Lower volumes, due to increased rebuilds and continued degradation of non-rebuilt ovens ($ in millions) (2) FY 2017 Adj. EBITDA up $17.7M, or 8.2%, vs. FY 2016 driven primarily by reduced Corp. & Other spending and improved Logistics performance $5.2M – Increased CMT base volumes and rate $1.0M – CMT new business Favorable operating performance $6.1M – Favorable yield, due to outperformance as well as higher coal prices vs. 2016 $2.0M – Brazil Coke, driven primarily by record FY 2017 production One-time cokemaking benefits $3.6M – Lower contracted coal price at JWO $0.8M – Year-over-year property tax savings

Domestic Coke Business Summary Domestic Cokemaking Performance /ton /ton /ton /ton /ton 964K 946K 953K 975K Sales Tons (Production, Kt) 977K Q4 ‘17 Adjusted EBITDA of $39.6M and Adjusted EBITDA/ton of $41/t improved vs. Q4 ‘16 Higher volumes, driven primarily by increased IHO production FY 2017 Adj. EBITDA/ton of $49/t Adj. EBITDA/ton at top end of guidance range of $46 – $49 and in line with FY ‘16 of $49/t Delivered FY 2017 Adj. EBITDA of $188.9M, at top end of full-year guidance of $184M – $189M Includes FY 2017 IHO Adj. EBITDA loss of $18.5M, which included $10.6M oven rebuild expenses For a definition and reconciliation of Adjusted EBITDA and Adjusted EBITDA per ton, please see appendix. SXC Q4 & FY 2017 Earnings and 2018 Guidance Call (1) Achieved solid Q4 2017 Domestic Coke results, and delivered FY 2017 Adjusted EBITDA and Adj. EBITDA/ton at top end of guidance /ton /ton 3,956K 3,851K

Logistics Business Summary M M M M M (Tons Handled, Kt) SXC Q4 & FY 2017 Earnings and 2018 Guidance Call Adjusted EBITDA includes Logistics deferred revenue when it is recognized as GAAP revenue. For a definition and reconciliation of Adjusted EBITDA, please see appendix. Q4 2017 and Q4 2016 Adjusted EBITDA includes $16.4M and $31.5M recognition of previously deferred revenue, respectively, related to take-or-pay shortfalls. (2) Record CMT volumes driving strong logistics performance in Q4 2017; FY 2017 performance up $6.9M, or 10.8%, vs. FY 2016 (2) M M Logistics Performance $38.2M $10.9M $7.2M $9.7M CMT Adj. EBITDA $29.5M (1) $50.5M $57.4M Includes $31.5M D/R recognized Includes $16.4M D/R recognized Excl. def. revenue, CMT Q4 ’17 +$6.4M vs. Q4 ‘16 Delivered Q4 ‘17 Adjusted EBITDA of $35.1M Solid CMT throughput due to sustained coal market improvement Partial offset from lower KRT volumes due to reduced thermal coal burn Convent contributed $29.5M to Q4 ‘17 Adjusted EBITDA Substantially higher quarterly volumes up 653Kt, or 38%, vs. Q4 ‘16 FY ‘17 Logistics Adj. EBITDA of $70.8M in line with guidance and $6.9M improved vs. FY 2016 Highest annual volumes in CMT history, including $1.5M new business

Capital Allocation Priorities

SunCoke Energy®

Successfully optimized balance sheet while continuing to deploy capital in efficient manner to maximize value for SXC shareholders

Purchased ~2.9M SXCP units for $49M during FY 2017[1]

- Includes ~870K SXCP units purchased for $15M total during Q4 2017
- Total SXCP units purchased throughout 2017 expected to generate approximately $7M additional SXC cash flow annually[2], resulting in 14% after-tax return
- Significant BoD authorization remaining for further unit purchases

Also optimized consolidated balance sheet in FY 2017, providing significant flexibility to execute our growth, operating and capital allocation priorities

- Refinanced SXCP capital structure, extending maturities to ~7 years remaining
- Repaid outstanding SXC notes with new $45M term loan
- Restructured revolving credit facilities at SXC *($100M)* and SXCP *($285M)* and extended both maturities through 2022

(1) Average SXCP unit purchase price of $17.04.
(2) Assumes SXCP distribution policy held constant at $0.5940 per quarter.

SXC Q4 & FY 2017 Earnings and 2018 Guidance Call 11

FY 2017 Capital Deployment Strong cash flow generation from coke and logistics operations deployed primarily for CapEx, unit purchases and SXCP distributions Exceeds FY 2017 post-debt refinancing guidance of $128M – $143M 4 quarters of distributions @ $0.5940/unit Final half of total cash consideration of $41M (first $20.5M received in ‘16) $29.7M – IHO oven rebuild initiative $26.5M – Ongoing & other capex $19.4M – GCO gas sharing project(1) Includes $1.1M of total capitalized interest. Average SXCP unit purchase price of $17.04, resulting in ~2.9M units purchased throughout FY 2017. (1) Consolidated Revolver Availability $227M (Consolidated) Q4 ‘16 Q4 ‘17 Total Debt $858M $887M Leverage 3.95x 3.78x (2) SXC Q4 & FY 2017 Earnings and 2018 Guidance Call

2018 guidance

Market 2018 Outlook

SunCoke Energy®

Steel and coal markets continue recovery to historical levels

Steel

Steel markets continued to improve in 2017, despite challenging import dynamic

- HRC benchmark averaged $620/st in 2017, up $100/st from 2015 – currently in low $700's
- Est. demand of ~120Mt on 75% utilization in 2017 vs. ~110Mt & ~70% in 2016
- In spite of continued trade action, finished steel import penetration remains elevated at 27%

Anticipate continued stabilization of domestic steel in 2018 (and beyond)

- US Manufacturing PMI continues to signal strong sector growth with steady auto demand
- Energy prices supportive of increased rig counts and pipeline development
- Tax reform provides capital for additional investment in the industrial sector
- Potential longer-term catalysts for steel include Section 232 and Infrastructure Plan

Coal

Thermal coal markets remain resilient given strong export pricing

- Continue to see support in export coal markets as API2 & Newcastle prices approach $100/mt
- Anticipate steady export volumes into Europe and Asia in 2018
- Domestic coal burn coming off low year in 2017 driven by weather, though low natural gas price remains a concern
- Additionally, US met. coal prices averaged $175/mt and ended 2017 at ~$200/mt

Source: AISI, CRU, Platts, S&P Capital IQ, US Census Bureau

SXC Q4 & FY 2017 Earnings and 2018 Guidance Call 14

Expected 2018 Adjusted EBITDA $240 – $255 ($5) – ($9) Indiana Harbor $16 – $20 Adj. EBITDA (Consolidated) Adj. EBITDA (Consolidated) ~($2) $0 – $5 $0 – $2 ($ in millions) For a definition and reconciliation of Adjusted EBITDA, please see appendix. Corporate and Other segment include results from our divested Coal Mining operation (formerly reported separately). (1) (1) Increased production from rebuilt ovens, partially offset by 2018 oven rebuilds and continued degradation of non-rebuilt ovens Benefit from increased O&M recovery (2) Higher O&M, due primarily to increased outage scope vs. 2017 Increased JWO coal costs Budgeted yields return to normalized levels vs. 2017 benefit (1) Expect FY 2018 Consolidated Adjusted EBITDA of $240M – $255M, driven primarily by improved Indiana Harbor performance SXC Q4 & FY 2017 Earnings and 2018 Guidance Call Normalized production vs. record 2017 performance Additional CMT new business Increased CMT rate on base take-or-pay volumes Improved KRT volumes

2018 Domestic Coke Business Outlook Continue to expect solid Domestic Coke (excl. IHO) operations in 2018; Domestic Coke Adj. EBITDA (excl. IHO) expected to be $198M – $202M Domestic Coke Performance (excl. IHO) 3,025 – 3,075 $M $M $198M – $202M Anticipate FY 2018 Dom. Coke (excl. IHO) performance in line with historical range FY 2018 guidance includes Higher outage costs due to increased scope vs. 2017 Increased coal costs at Jewell Coke vs. 2017 Budgeted yields return to normalized levels vs. 2017 benefit Expect FY 2018 production of 3.025Mt – 3.075Mt (ex. IHO) For a definition and reconciliation of Adjusted EBITDA, please see appendix. (Coke Production, Kt) SXC Q4 & FY 2017 Earnings and 2018 Guidance Call (1)

2018 IHO Outlook Remain focused on achieving significant IHO improvement in 2018 Expect IHO to deliver near-breakeven Adj. EBITDA on 870Kt – 900Kt production Includes benefit of improved performance across rebuilt ovens as well as reset of O&M cost-sharing mechanism to annually budgeted reimbursement rate Also includes impacts from planned 2018 oven rebuilds as well as accelerated degradation on non-rebuilt ovens across A and B batteries Since launching initiative in mid-2015, have rebuilt over 50% of facility Encouraged by sustained performance in charge weights and coking times Anticipate completing additional 67 oven rebuilds in 2018 (focus on A Battery) Reflects similar $500K per oven cost target as previous rebuilds (capital and expense) Once 2018 campaign completed, expect fully rebuilt A, C and D battery ovens (201 total) will consistently produce in excess of 900Kt annually Consistent with rebuild approach, will continue to monitor B-battery performance during 2018 in evaluating potential plan for remaining 57 non-rebuilt ovens SXC Q4 & FY 2017 Earnings and 2018 Guidance Call

2018 Logistics Business Outlook

SunCoke Energy®

Anticipate continued growth in Logistics volumes and earnings; FY 2018 Adjusted EBITDA guidance of $71M – $76M

Logistics Performance



(Tons Handled, Kt)
$63.9M
$70.8M
$71M – $76M
18,569
21,616
~23,000
14,076
13,567
~15,000
4,493
8,049
~8,000
FY 2016
FY 2017
FY 2018E
Total Logistics Adj. EBITDA ($M)(1)
CMT
Logistics (ex. CMT)

(1) Adjusted EBITDA includes Logistics deferred revenue when it is recognized as GAAP revenue. For a definition and reconciliation of Adjusted EBITDA, please see appendix.

Expect continued growth in logistics volumes in FY 2018

- Anticipate CMT will handle ~6.5Mt of base ToP volumes and ~1.5Mt new business (e.g., aggregates, pet. coke)
- Also expect higher KRT volumes driven by increased customer demand

Continuing active pursuit of new business opportunities across fleet

- Exploring additional opportunities to diversify customer and product mix
- With recently secured barge unloading solution, CMT's multi-modal capabilities now cover all transport options

SXC Q4 & FY 2017 Earnings and 2018 Guidance Call 18

2018 CapEx Overview SXC Q4 & FY 2017 Earnings and 2018 Guidance Call Anticipate increased 2018 CapEx due to GCO gas sharing project, IHO oven rebuild campaign and coke improvement projects 2017 ongoing CapEx includes approximately $51M in ongoing Coke Capex and $3M ongoing Logistics. 2018 ongoing CapEX includes approximately $54M in ongoing Coke CapEx and $5M ongoing Logistics. Note: FY 2017 gas sharing results exclude $1.1M of capitalized interest.

2018 Guidance Summary Metric 2016 Results 2017 Guidance 2017 Results 2018 Guidance Adjusted EBITDA(1) Consolidated Attrib. to SXC $217.0M $130.4M $220M – $235M $130M – $141M $234.7M $148.3M $240M – $255M $160M – $171M Total Capital Expenditures(2) IHO Oven Rebuilds GCO Gas Sharing $47.5M $14.0M $1.0M ~$80M $20M – $25M ~$25M $74.5M $29.7M $18.3M ~$95M $25M – $30M ~$35M Domestic Coke Production 3.95 Mt ~3.9 Mt 3.86 Mt ~3.9 Mt Dom. Coke Adj. EBITDA/ton $49 / ton $46 – $49 / ton $49 / ton $50 – $52 / ton Operating Cash Flow(4) $219.1M $140M – $155M $128M – $143M $148.5M $150M – $165M Cash Taxes(3) $5.9M $6M – $10M(4) $6.8M $7M – $14M For a definition and reconciliation of Adjusted EBITDA, please see appendix. FY 2016 results exclude $5.0M of capitalized interest and $11.2M of pre-funded capex related to the CMT shiploader, and FY 2017 results exclude $1.1M of capitalized interest. Included in Operating Cash Flow. FY 2017 guidance for Operating Cash Flow and Cash Taxes was revised in Q2 2017 from $140M – $155M and $8M – $15M, respectively. Expect improved FY 2018 Adjusted EBITDA of $240M to $255M SXC Q4 & FY 2017 Earnings and 2018 Guidance Call

2018 Key Initiatives Drive strong operational & safety performance while optimizing asset utilization Deliver Operations Excellence and Optimize Asset Base Complete 67 planned A-battery oven rebuilds and deliver near-breakeven FY ‘18 Adj. EBITDA Complete 2018 Indiana Harbor Oven Rebuild Campaign Secure further new business to contribute towards $5M – $10M EBITDA target in next 2 years Leverage CMT Capabilities to Diversify Customer & Product Mix Achieve $240M – $255M Consol. Adj. EBITDA and $150M – $165M Op. Cash Flow guidance Accomplish 2018 Financial Objectives SXC Q4 & FY 2017 Earnings and 2018 Guidance Call

Questions

Investor Relations 630-824-1907 www.suncoke.com

Appendix

Definitions Adjusted EBITDA represents earnings before interest, loss (gain) on extinguishment of debt, taxes, depreciation and amortization (“EBITDA”), adjusted for impairments, coal rationalization costs, changes to our contingent consideration liability related to our acquisition of CMT and the expiration of certain acquired contractual obligations. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Company's net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA attributable to SXC/SXCP represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. Adjusted EBITDA/Ton represents Adjusted EBITDA divided by tons sold/handled. SXC Q4 & FY 2017 Earnings and 2018 Guidance Call

Adjusted EBITDA Reconciliation SXC Q4 & FY 2017 Earnings and 2018 Guidance Call The Partnership recorded a loss on extinguishment of debt as a result of its debt refinancing activities which occurred during the second quarter of 2017. The Partnership recorded a gain on extinguishment of debt as a result of senior note repurchases through the first nine months of 2016. This loss included transaction-related costs of $1.1 million as well as an impairment charge of $10.7 million, which reduced the carrying value of the long-lived assets to be disposed of to zero based on the value implied by the terms of the divestiture agreement with Revelation. Partially offsetting these impacts was a $1.5 million gain recognized in connection with the disposal of certain coal mining permits and related reclamation obligations in exchange for a $1.8 million payment made to Revelation in March 2016. This gain was recorded as a reduction to costs of products sold and operating expenses on the Consolidated Statements of Operations. Prior to the divestiture of our coal mining business, the Company incurred coal rationalization costs including employee severance, contract termination costs and other costs to idle mines incurred during the execution of our coal rationalization plan. As a result of changes in the fair value of the contingent consideration liability, the Partnership recognized a benefit of $1.7 million during 2017. The Partnership amended its contingent consideration terms with The Cline Group during the first quarter of 2016. This amendment and subsequent fair value adjustments to the contingent consideration liability, resulted in gains of $1.8 million and $10.1 million recorded during the three and twelve months ended December 31, 2016, respectively, which were excluded from Adjusted EBITDA. In 2014, we finalized the required permitting and engineering plan for a potential new cokemaking facility to be constructed in Kentucky. However, in June 2017, due to our focus on renewing our existing customer contracts and the lack of any long-term customer commitment for a majority of the facility’s capacity, we decided to terminate the project. As a result, during the second quarter of 2017, the Company wrote-off previously capitalized engineering and land deposit costs of $5.3 million. During the second quarter of 2016, the Company wrote-off expiring land deposits related to the project of $1.9 million. In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. In the third quarter of 2016, the final acquired contractual performance obligation expired without the customer requiring performance. Therefore, the Partnership reversed the liability as we no longer have any obligations under the contract. Reflects non-controlling interest in Indiana Harbor and the portion of the Partnership owned by public unitholders.

Reconciliation of Segment Adjusted EBITDA and Adjusted EBITDA per ton In response to the SEC’s May 2016 update to its guidance on the appropriate use of non-GAAP financial measures, Adjusted EBITDA no longer includes Logistics deferred revenue until it is recognized as GAAP revenue. Corporate and Other includes the activity from our legacy coal mining business, which incurred expenses of $2.3 million and $3.2 million during the three months ended December 31, 2017 and December 31, 2016, respectively. SXC Q4 & FY 2017 Earnings and 2018 Guidance Call

Balance Sheet & Debt Metrics Represents mid-point of FY 2018 guidance for Adj. EBITDA (Consolidated), Adj. EBITDA attributable to SXCP, and Adj. EBITDA attributable to SXC. SXC Q4 & FY 2017 Earnings and 2018 Guidance Call As previously disclosed, the 2019 notes were repaid in January 2018 with the proceeds of a new term load due in May 2022. Note: Interest payments on new 2025 SXCP Sr. Notes made in June and December of each year, as compared to February and August with the previous 2020 SXCP Sr. Notes.

2018E Guidance Reconciliation SXC Q4 & FY 2017 Earnings and 2018 Guidance Call Reflects non-controlling interest in Indiana Harbor and the portion of the Partnership owned by public unitholders.

Thermal Coal Export Profitability

SunCoke Energy®

Solid API2 benchmark price should continue to support CMT ILB producers' competitiveness in maintaining viable exports



$93
$6
($18)
($17)
($6)
($20)
$38
API 2 (1) Benchmark
BTU Premium
Sulfur (2) Penalty
Ocean (3) Freight
Metric to Short Conversion
Inland (4) Freight
Mine Netback
(in $ per metric tonne)
(in $ per short ton)

Believe ILB export thermal coal solidly profitable at current spot API2 benchmark pricing of ~$93/t

- Based on average ILB cash cost, netback calculation implies attractive margins

CMT well-positioned to serve ILB thermal coal producers

(1) Netback calculation example assuming $93 per metric tonne January 2018 API 2 benchmark *(spot price source: Argus Media)*
(2) Sulfur penalty assuming 2.9% sulfur content *(source: Platts)*
(3) Estimated US Gulf/ARA Coal Panamax freight *(source: Platts)*
(4) Consists of CN rail transportation from ILB coal mines to CMT and terminal transloading costs *(source: internal estimates)*

SXC Q4 & FY 2017 Earnings and 2018 Guidance Call 30